Exhibit 99.1

Arq, Inc. Announces Proposed Public Offering of Common Stock
GREENWOOD VILLAGE, Colo., September 19, 2024 - GlobeNewswire - Arq, Inc. (NASDAQ: ARQ) (“Arq” or the “Company”), a producer of activated carbon and other environmentally efficient carbon products for use in purification and sustainable materials, today announced that it has commenced an underwritten public offering of shares of its common stock, par value $0.001 per share (“common stock”), for sale in an underwritten public offering. All of the shares in the offering are being offered by Arq. Arq expects to grant the underwriters a 30-day option to purchase up to an additional 15% of the number of shares of its common stock in the underwritten public offering. The offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.
Arq intends to use the net proceeds from this proposed offering for general corporate purposes, which may include working capital, capital expenditures, including continued construction of granular activated carbon facilities at Arq’s Red River and Corbin manufacturing facilities located in Coushatta, Louisiana and Corbin, Kentucky, respectively, research and development expenditures, commercial expenditures, debt service costs and repayment, acquisitions of new technologies, products or businesses, and investments.
Canaccord Genuity and Roth Capital Partners are acting as joint bookrunners for the offering.
A shelf registration statement on Form S-3 (File No. 333-281762) relating to the shares was previously filed with the Securities and Exchange Commission (the “SEC”) and became effective on September 4, 2024. The offering is being made only by means of a written prospectus and prospectus supplement that form a part of the registration statement. A preliminary prospectus supplement and accompanying prospectus relating to the offering has been filed with the SEC and is available on the SEC’s website at www.sec.gov. A copy of the preliminary prospectus supplement and accompanying prospectus, when available, may be obtained by contacting: Arq, Inc., 8051 E. Maplewood Ave., Suite 210, Greenwood Village, Colorado 80111, telephone: (720) 598-3500; Canaccord Genuity LLC, Attn: Syndication Department, 1 Post Office Square, 30th Floor, Boston, MA 02109, or by email at prospectus@cgf.com; Roth Capital Partners, LLC, 888 San Clemente Drive, Suite 400, Newport Beach, CA 92660, (800) 678-9147.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.
About Arq
Arq is a diversified, environmental technology company with products that enable a cleaner and safer planet while actively reducing our environmental impact. As the only vertically integrated producer of activated carbon products in North America, we deliver a reliable domestic supply of innovative, hard-to-source, high-demand products. We apply our extensive expertise to develop groundbreaking solutions to remove harmful chemicals and pollutants from water, land and air. Learn more at: www.arq.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, which provides a “safe harbor” for such statements in certain circumstances. When used in this press release, the words “can,” “will,” "may," “intends,” “expects,” "continuing," “believes,” similar expressions and any other statements that are not historical facts are intended to identify those assertions as forward-looking statements. All statements that address activities, events or developments that the Company intends, expects or believes may occur in the future are forward-looking statements. These forward-looking statements include, but are not limited to, statements or expectations regarding the anticipated underwritten offering and the anticipated use of net proceeds from the offering. The forward-looking statements included in this press release involve risks and uncertainties. Actual events or results could differ materially from those discussed in the forward-looking statements as a result of various factors including, but not limited to, stock market conditions, our ability to satisfy the closing conditions in the underwriting agreement, our ability to complete the offering, timing of new and pending regulations and any legal challenges to or extensions of compliance dates of them; the U.S. government’s failure to promulgate regulations that benefit our business; changes in laws and regulations, accounting rules, prices, economic conditions and market demand; impact of competition; availability, cost of and demand for alternative energy sources and other technologies; technical, start up and operational difficulties; competition within the industries in which we operate; our inability to commercialize our products on favorable terms; our inability to effectively and efficiently commercialize new products; changes in construction costs or availability of construction materials; our inability to effectively manage construction and startup of the Red River GAC Facility or Corbin Facility; our inability to obtain required financing or financing on terms that are favorable to us; our inability to ramp up our operations to effectively address recent and expected growth in our business; loss of key personnel; ongoing effects of the inflation and macroeconomic uncertainty, including from the ongoing pandemic and armed conflicts around the world, and such uncertainty’s effect on market demand and input costs; availability of materials and equipment for our business; intellectual property infringement claims from third parties; pending litigation; as well as other factors relating to our business strategy, goals and expectations concerning the Arq Acquisition (including future operations, future performance or results); our ability to maintain relationships with customers, suppliers and others with whom it does business and meet supply requirements, or its results of operations and business generally; risks related to diverting management’s attention from our ongoing business operations; costs related to the Arq Acquisition; opportunities for additional sales of our AC products and end-market diversification; the timing and scope of new and pending regulations and any legal challenges to or extensions of compliance dates of them; our ability to meet customer supply requirements; the rate of coal-fired power generation in the U.S., the timing and cost of capital expenditures and the resultant impact to our liquidity and cash flows as described in our filings with the SEC, with particular emphasis on the risk factor disclosures contained in those filings. You are cautioned not to place undue reliance on the forward-looking statements made in this press release and to consult filings we have made and will make with the SEC for additional discussion concerning risks and uncertainties that may apply to our business and the ownership of our securities. The forward-looking statements contained in this press release are presented as of the date hereof, and we disclaim any duty to update such statements unless required by law.

Investor Contact
Anthony Nathan, Arq
Marc Silverberg, ICR
investors@arq.com